EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Capital Bancshares, Inc. on Form S-3 of our report dated January 17, 2003, appearing in and incorporated by reference in the Annual Report on Form 10KSB of Community Capital, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                           /S/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
December 17, 2003



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